UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) January 15, 2010
UNITED AMERICAN HEALTHCARE CORPORATION

(Exact name of registrant as specified in its charter)

Michigan	001-11638	38-2526913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 River Place, Suite 4950, Detroit, Michigan	48207
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code (313) 393-4571
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Resignation of Chief Financial Officer and Treasurer
On January 15, 2010, Anita R. Davis, the Chief Financial Officer and Treasurer of United American Healthcare Corporation (the “Company”), resigned from such positions to pursue other interests.
Appointment of Chief Financial Officer and Treasurer
On January 16, 2010,William L. Dennis, age 61, was appointed as the Chief Financial Officer and Treasurer of the Company. The Company announced the foregoing in a press release on January 21, 2010, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference. Dennis brings more than 30 years of accounting and finance experience to his role at United American Healthcare. From May 2008 through April 2009, he served as Vice President of Finance and Accounting for Toyota Boshoku America North American Interior Parts Operations, a key business unit comprised of plants in the United States, Canada and Mexico. From 1981 to 2006, he held a number of finance and accounting positions at Chrysler, including serving as Controller with responsibility over financial reporting for the company’s international operations. Dennis holds a bachelor’s degree in business administration from Wright State University and an MBA in finance from the University of Akron.
Employment Agreement
On January 16, 2010 the Company entered into an employment agreement with Mr. Dennis in connection with his appointment as Chief Financial Officer and Treasurer. The Agreement is effective until terminated in accordance with its terms.
Mr. Dennis is entitled to an annual base salary of $150,000 and to participate in the standard benefit package available to all employees. The Agreement may be terminated by the Company at any time (a) for cause, in which conduct is seriously prejudicial to the Company, upon two weeks notice (or compensation in lieu thereof) or (b) without cause, upon six months notice (or compensation in lieu thereof). The Agreement may be terminated by Mr. Dennis at any time upon four weeks notice. Following the termination of the Agreement, Mr. Dennis will be subject to non-solicitation and non-competition restrictions (within the state of Michigan) for one year and confidentiality provisions.
The foregoing summary is qualified in its entirety by the Agreement, a copy of which is filed herewith as Exhibit 10.1 and which is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated January 16, 2010, by and between the Company and William L. Dennis

99.1	Press Release dated January 21, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 21, 2010	UNITED AMERICAN HEALTHCARE CORPORATION
	By:	/s/ William L. Dennis
		Name:	William L. Dennis
		Title:	Chief Financial Officer and Treasurer

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